U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 16, 2019

LIBERATED SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55177	27-4715504
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 610-3817

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

EXPLANATORY NOTE

Liberated Solutions, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amended Filing”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 16, 2019 (the “Original Filing”), for the purpose of including the pro forma financial information required by Item 9.01 and correcting certain other disclosures in the Original Filing, as follows:

1.	Pro forma financial information required by Item 9.01 omitted in the Original Filing is included in this Amended Filing as Exhibit 99.3.

2.	As discussed more fully in the Original Filing, on September 16, 2019, the Company consummated the Exchange Agreement dated August 22, 2019, pursuant to which Ngen Technologies USA Corp (“Ngen”) became a wholly-owned subsidiary of the Company, and the business of Ngen became the business of the Company going forward.

In the Original Filing, the Company inadvertently failed to disclose certain promissory notes and warrants which Ngen has issued or assumed. A discussion of these notes and warrants is included in the “Description of Business” section of Item 2.01 of this Amended Filing, and copies of certain of these notes and warrants are filed as exhibits to this Amended Filing.

3.	Certain post-June 30, 2019 disclosures have been removed from the section titled, “Management’s Discussion and Analysis of Financial Condition and Plan of Operations—Liquidity and Capital Resources.”

4.	Item 5.06 of the Original Filing has been removed.

5.	In the section titled, “Executive Compensation,” the headings in the summary compensation table have been conformed to those required by Item 402(n) of Regulation S-K.

6.	Pursuant to Item 402(m)(2) of Regulation S-K, Jay Silverman is not required to be included in the summary compensation table. Accordingly, Mr. Silverman has been removed from the summary compensation table in this Amended Filing.

7.	Certain typographical errors in the Original Filing have been corrected in this Amended Filing.

Except as set forth herein, no other modifications have been made to the Original Filing.

Forward Looking Statements

This Current Report on Form 8-K (this “Report”) and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Report to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

2

3

Item 1.01 Entry Into A Material Definitive Agreement.

The disclosure set forth below under Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 22, 2019 (the “Effective Date”), Liberated Solutions, Inc., a Nevada corporation (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Clifford Rhee, a shareholder of Ngen Technologies USA Corp, a Texas corporation (“Ngen”), Edward Carter, a shareholder of Ngen, Peter Zimeri, a shareholder of Ngen, and Brian Conway, the former CEO of the Company, pursuant to which the parties agreed that Ngen would become a wholly-owned subsidiary of the Company. Mr. Rhee, Mr. Carter and Mr. Zimeri are referred to herein collectively as the “Shareholders” and each individually as a “Shareholder.”

Among other conditions to the closing of the transactions contemplated by the Exchange Agreement (the “Closing”), the Exchange Agreement required that the Company redeem from Mr. Conway the 250,000 shares of Series X Convertible Preferred Stock, par value $0.001 per share of the Company (“Series X Preferred Stock”) held by Mr. Conway as of the Closing, in return for (i) the cash payment to Mr. Conway of the sum of $25,000, and (ii) the issuance to Mr. Conway of a number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), constituting 2% of the issued and outstanding shares of the Common Stock as of the date of the closing of the transactions contemplated by the Exchange Agreement.

The Closing of the Exchange Agreement occurred on September 16, 2019 (the “Closing”). Pursuant to the terms of the Exchange Agreement, at the Closing, the Company:

(i)	redeemed from Mr. Conway the 250,000 shares of Series X Preferred Stock held by Mr. Conway as of the Closing, in exchange for the issuance to Mr. Conway of a number of shares of Common Stock constituting 2% of the issued and outstanding shares of Common Stock as of the Closing, or 69,614,937 shares (pursuant to a separate Redemption Agreement of same date, filed herewith as Exhibit 2.2); and

(ii)	acquired from the Shareholders all of the common stock, no par value per share, of Ngen (the “Ngen Common Stock”) in exchange for the issuance to the Shareholders of 250,000 shares of Series X Preferred Stock of the Company, apportioned 123,750 shares to Mr. Rhee, 123,750 shares to Mr. Carter, and 2,500 shares to Mr. Zimeri.

The Exchange Agreement was disclosed in the Company’s Current Report on Form 8-K filed on August 22, 2019, and the description of the Exchange Agreement contained therein is incorporated by reference. The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the Exchange Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 22, 2019 and is incorporated herein by reference.

As disclosed previously in the Company’s Current Report on Form 8-K filed on September 4, 2019, Broken Circuit Technologies, Inc. (“Broken Circuit”) agreed to purchase from Mr. Conway 750,000 shares of Series X Preferred Stock pursuant to a Purchase Agreement dated August 15, 2019 (the “Purchase Agreement”) pursuant to which, among other things, the Company agreed to allow Broken Circuit to designate Mr. Carter and Mr. Rhee as the sole directors of the Company. The consummation of the Purchase Agreement occurred on August 31, 2019, and resulted in a change in control of the Company with the appointment of Mr. Carter and Mr. Rhee as officers and directors of the Company, and the resignation of Mr. Conway from all of his positions with the Company, which occurred in connection closing of the Purchase Agreement. As a result of these changes, the majority of the Board of Directors of the Company changed, with Mr. Rhee and Mr. Carter comprising the majority of the members of the Company’s Board of Directors. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the description of the Purchase Agreement in the Company’s Current Report on Form 8-K filed September 4, 2019 and the Company’s Schedule 14F-1 filed on August 21, 2019.

4

FORM 10 DISCLOSURES

DESCRIPTION OF BUSINESS

Organizational History of the Company and Ngen

Liberated Solutions, Inc.

Liberated Solutions, Inc. was formed as a Nevada corporation on September 14, 2011. The Company was incorporated as “Mega World Food Holding Company” for the purpose of selling frozen vegetable products in all areas of the world except China.

On January 19, 2013, the Company disposed of its wholly-owned subsidiary, Mega World Food Limited (HK). Mega World Food Limited (HK) was incorporated on June 24, 2010 and was in the business of selling frozen vegetables in all areas of the world except China. From inception, Mega World Food Limited (HK) only incurred setting up, formation or organization activities. Upon disposal, the Company ceased these operations.

On February 14, 2013, the Company changed its name from “Mega World Food Holding Company” to “The Go Eco Group, Inc.” in connection with a stock purchase agreement with Perpetual Wind Power Corporation, a privately held corporation formed under the laws of the State of Delaware, pursuant to which the Company acquired from Perpetual Wind Power Corporation its patented wind and solar powered turbine technology.

On January 27, 2017, the Company changed the name from “The Go Eco Group, Inc” to “The Go Eco Group”. On February 28, 2018, the Company changed its name to “Liberated Solutions, Inc.”

For the three years prior to the closing of the Exchange Agreement, the Company had no material operations.

Ngen Technologies USA Corp

Ngen was incorporated in Texas on January 19, 2015 as “Ngen Technologies, Inc”. On January 27, 2015, it changed its name to “Ngen Technologies USA Corp”. Its wholly-owned subsidiary, Ngen Technologies Korea Ltd (“Ngen Korea”), was formed on July 3, 2015 in Seoul, South Korea as a wholly-owned subsidiary of Ngen.

As a result of the consummation of the Exchange Agreement, Ngen became our wholly-owned subsidiary and the business of Ngen became the business of the Company going forward.

Overview of Business of Ngen

Ngen is engaged in the business of automotive technology, biomedical technology, and glasses free 3D display technology. Through its wholly-owned subsidiary Ngen Technologies Korea Ltd (“Ngen Korea”), Ngen currently designs, develops, and sells technology that enables glasses free 3D display for use in smartphones, televisions, and tablets, which we refer to collectively as its “Glasses Free 3D Technologies.” Ngen also designs, develops, and sells automotive technologies, and has developed a silencer/muffler system that enables greater fuel efficiency for automobiles. Through its holdings in Emotek Corporation, a Taiwan based company (“Emotek”) that is jointly-owned with Egismos Technologies Corporation, a manufacturer of laser-based light sources (“Egismos Technologies”), Ngen is also seeking to introduce innovative biomedical products, including a tumor detection scanner using laser and Micro-Electro-Mechanical Systems (MEMS).

Ngen Korea was formed on July 3, 2015 as a wholly-owned subsidiary of Ngen, and is responsible for the Glasses Free 3D Technologies and automotive divisions of Ngen’s business.

Emotek is a privately held company, and is a joint venture between Ngen and Egismos Technologies. Egismos Technologies’ mission is primarily to develop tumor detection scanner which will be handheld and used for home use. Ngen and Egismos Technologies are 50/50 owners of Emotek.

5

We believe that the key competitive strengths of Ngen’s business are:

Strong Value Proposition to Clients

Ngen provides value-added solutions that align its clients’ technology needs with their business and strategic objectives. Ngen’s engineers are highly qualified, and we aim to leverage their expertise and experience to assess clients’ needs, design superior solutions and seamlessly integrate technologies across multiple clients. We believe Ngen provides value to its clients by delivering quality technology solutions in a cost-effective manner.

Technical Expertise

To deliver its solutions, Ngen employs approximately twelve engineers full-time. These engineers possess expertise in a broad range of technologies such as automotive, biomedical, and 3D display technologies that will allow Ngen to continue to develop high-quality products for the industries it serves.

Our planned strategies and objectives for the Ngen business are as follows:

Ngen’ mission is to be the leader in Glasses Free 3D Technologies and become the first to manufacture, distribute and market commercial and consumer driven Glasses Free 3D Technologies. Ngen has invested significant resources to introduce its Glasses Free 3D Mobile Display (for use in smartphones and tablets) and 3D TV Module (for use in televisions) products to market, which it has successfully achieved, having sold both products to smartphone, tablet, and television manufacturers for use in their companies’ branded products.

Ngen, through Emotek, has developed a tumor detection scanner using the MEMS system, for which Ngen intends to seek FDA approval in order to bring the product to market. This is a long-term project, and we do not currently have a definite timetable for when we plan to seek FDA approval. The FDA review process can take 18 to 24 months after submission, and Ngen has yet to submit any application to the FDA in connection with this tumor detection scanner.

Ngen expects to continue to develop new and innovative applications of its Glasses Free 3D Technologies for televisions, mobile phones, and tablets with an expanding commercial market appeal. The Company’s proprietary IP and products will be closely guarded and protected through multi-layer encryption and controls.

In addition to the above, Ngen intends to pursue the following objectives as well:

Grow Revenues from Existing Clients

We plan to expand Ngen’s business by continuing to develop technologies in the automotive, 3D display, and biomedical spaces. We believe Ngen’s client base is currently underpenetrated, and there are opportunities to sell additional products and services to these clients. We plan to leverage Ngen’s extensive understanding of its client needs and infrastructures and implement best practices developed over years of successful implementations across the organization seeking to strengthen client relationships and expand the scope of the services Ngen provides to its existing clients.

Attract New Clients

We intend to capitalize on Ngen’s scale, the scope of its expertise and our core capabilities, as well as its reputation as a trusted developer and to grow its client base in the United States and internationally. We believe we can capitalize on the growing demand for the types of products Ngen provides to cultivate new relationships in the industries in which it operates. We also intend to leverage Ngen’s expertise and industry knowledge to broaden its focus and expand its operations in various industries and technologies, including advertising displays, holographic, electronic perception displays, automotive display and biomedical products utilizing its MEMS laser technology. We intend to pursue new contracts with automotive manufactures, electronics companies, major truck delivery companies and governmental agencies. However, there can be no assurance that any of the foregoing can occur as planned.

6

Expand Product Offerings

Ngen plans to strengthen its product development capabilities by continuing to hire recognized experts in the field. Ngen also intends to continue to develop the skills of its engineers, by providing growth and learning opportunities for its personnel. However, there can be no assurance that any of the foregoing can occur as planned.

Continue to Innovate and Deliver New Products

We intend to broaden Ngen’s capabilities and solutions to keep pace with emerging technologies. Ngen expects to continue to invest in its infrastructure and technology to allow them to keep current with new technology initiatives such as holographic technologies and emerging technological innovations in the medical field, which will in turn help Ngen innovate and develop new products.

Principal Products and Services

Ngen’s business is comprised of the following three divisions, as further discussed below:

(1)	Glasses Free 3D Technologies

(2)	Automotive Technologies; and

(3)	Biomedical Products

Glasses Free 3D Technologies Products

Through its wholly-owned subsidiary Ngen Korea, Ngen designs, develops, and sells (i) Glasses Free 3D Mobile Displays for smartphones and tablets, and (ii) 3D TV Modules for televisions. These products allow the device user to experience 3D visuals on the device’s display with no need for special glasses.

Automotive Technologies Products

Through its wholly-owned subsidiary Ngen Korea, Ngen designs, develops, and sells a new silencer/muffler system that utilizes an actuator silencer that results in higher fuel efficiencies for engines 2000 cc’s and under. In 2017, the company filed a patent using silencer actuator that enables 15%+ savings on fuel. This was verified by the Korean Automotive Technology Institute (Katech) This is a Korean government institute that operates as a testing agency.

Biomedical Products

Through Emotek, a joint venture between Ngen and Egismos Technologies, Ngen has developed a tumor detection scanner which will be handheld and used for home use. Ngen intends to seek FDA approval for this device at some point in the future in order to bring the product to market, but has not yet done so, and currently has no definitive timeline based on which it intends to submit such an application to the FDA. As such, none of these scanners have been sold to date.

The Market

Glasses Free 3D Technologies

The market for Glasses Free 3D Technologies for mobile devices is based on the number of smartphones in our initial target countries of China and North America. According to Statista, in 2018, the number of smartphone users in China reached around 713 million. In North America, the number of smartphone users in the United States was estimated to be 257.3 million in 2018. Our secondary target market for the Glasses Free 3D Technologies in mobile devices will be India, which had an estimated 337 million smartphone users in 2018. As of the end of 2018, the number of smartphones worldwide is estimated to be 3.3 billion.

7

We expect the market for the Glasses Free 3D Technologies for use in televisions to be significant. According to Allied Marketing Research, it is projected that the number of 3D TVs worldwide will be 70,877,700 by 2020, and 3D TV’s are expected to generate $17 billion in revenues in 2020 alone.

Automotive Technologies

The major geographic markets Ngen is targeting for its automotive products are North America, Europe and South Korea. In 2018, based on data from the OICA World Rankings of Auto Manufacturers, there were an estimated 276.1 million registered vehicles in the United States, 240 million in China, 308.3 million in Europe, and 22.8 million in South Korea. The commercial and consumer automotive parts supply market is subject to rapid changes, and is highly fragmented and cyclical. The muffler/silencer industry is characterized by a shorter life cycle of automotive products requiring continuous design and development efforts, which typically necessitates large capital and time investments.

Biomedical Products

Ngen is using its advanced laser spectrometry to unobtrusively analyze hemoglobin, blood glucose and other bio-marking factors to detect cancerous lesions in breast tissue. Data on U.S. breast cancer rates as reported by Breastcancer.org indicate that about 1 in 8 women, or approximately 12% of women, will develop invasive breast cancer over the course of their lifetime. In 2019 an estimated 268,600 new cases of invasive breast cancer are expected to be diagnosed in women in the U.S. along with over 62,000 new cases of non-invasive breast cancer. The worldwide market dwarfs the U.S. statistics in newly diagnosed breast cancer cases. We believe all women from the privacy of their homes would have use for these scanners purchased through their local retail drug store.

Distribution

Ngen operates under an original equipment manufacturer (OEM) structure. Ngen designs and develops components for products that are purchased by manufacturers of those products, incorporated into the product, and retailed under that purchasing company’s brand name. Ngen does not manufacture the component parts that it designs and develops itself – rather, it has contracts with OEMs that manufacture the components that Ngen designs and develops and sends them on to the manufacturers of the final products – i.e. Ngen’s clients.

For its Glasses Free 3D Technologies products for television, smartphone, and tablet devices, Ngen contracts with an international optical film supplier for its services as an OEM. Using the specifications supplied by Ngen, the OEM manufactures the Glasses Free 3D Display Modules, which are sold to manufacturers of smartphone, television companies, and tablets, who incorporate Ngen’s technologies into these devices and sell them under such companies’ brand names.

For its automotive products, Ngen contracts with a manufacturer based in South Korea, for its services as an OEM. This third party manufactures Ngen’s silencer/mufflers, which are sold to automobile manufacturers that who incorporate Ngen’s silencer/mufflers into their cars and sell the finished automobiles under such companies’ brand names.

Ngen has not begun the distribution of any of its biomedical related products, and therefore has no established distribution channel for these products.

When Ngen receives a purchase order from a client, Ngen supplies its relevant OEM partner with the specifications of the product, which the OEM manufactures and sends to the client in the amount specified under the purchase order. Ngen does not have a standard purchase order form, as clients generally dictate the terms of the purchase orders.

Pricing

The Company plans to keep pricing of its Glasses Free 3D Mobile Display and 3D TV Module competitive to provide incentives to its clients and OEM partners. Based on current volume estimates, the Company expects to derive 30% gross profit margin on average for all 3D-related products of Ngen.

8

Ngen sells its silencer/mufflers for $75, which nets the company an average profit margin of 14.61%.

Since Ngen’s scanner developed by Emotek is not yet being marketed or sold, the Company has not determined the price point at which it intends to sell this product.

Competition

Glasses Free 3D Technologies

In the Glasses Free 3D Mobile Display market, Ngen faces competition from companies that are either developing technology to enable 3D display technology for third-party smartphone and tablet devices, or manufacturers of these products that are developing this technology for use in their own smartphones and tablets. Such companies include as LG, Samsung, Nintendo, and Super D. Overall, the level of competition is currently minimal in the mobile 3d display technology space. However, it is estimated that most phone manufacturers in the near future will have some form of 3D display capabilities. Companies such as Apple have already indicated interest in pursuing 3D displays for their smartphones. As such, we expect competition in this industry to grow in the future.

The 3D TV Module market, Ngen faces competition from companies such as Samsung, LG, Toshiba, and SmartTV. The level of competition in the 3D TV industry is also fairly limited at this time, which Ngen views as a growth opportunity for its 3D TV Modules.

The Company strongly believes that Ngen’s technology is currently ahead of the curve due to several competitive advantages:

●	Effective stereoscopic 3D capturing, which improves product yield of dual cam (low cost camera available)

●	Excellent Convergence Algorithm

o	Enables 3D capturing and playback at excellent quality

●	Bright and Brilliant 3D Picture Quality

o	Clear and Bright Picture (removed polarizer in upper side.)

●	Wide viewing angle and utilization of eye-tracking technology (Barrier position movement)

●	Minimal Crosstalk which allows for excellent brightness

o	Minimizes “Ghost” image
o	More precise alignment (less error between LCD and 3D film using customized alignment machine)

●	Proven Barrier (film) & Lenticular Technology

o	Create different Left/Right image and the effect of three-dimensional depth

●	Simple Manufacturing Procedure

o	Cost effective with our all in one assemble for alignment and absorption
o	Customized assemble machine with less than 2% defect rate

Automotive Technologies

We face competition from many other muffler/silencer manufactures, exhaust system fabricators and distributers on both the commercial and consumer markets. The majority of Ngen’s competition has significantly greater name recognition and financial, technical, manufacturing, personnel, marketing, and other resources than we have. The major geographic markets in which we compete are North America, Europe and South Korea.

9

Our competitors in this space include DaviCo MfG, FlowMaster, Hooker Exhaust, Walker Exhaust, Borla Performance Industries, MagnaFlow, AP Exhaust, and Gibson Exhaust.

Biomedical Products

There are numerous competitors working on early detection of breast cancer including General Electric, Oncosec Medical, Immune Cellular and others.

Suppliers

Neither Ngen or Ngen Korea, or Emotek have any direct suppliers that supply the raw materials necessary for the development and/or manufacturing of its products. Instead, Ngen utilizes OEMs, which source their own materials for the manufacturing of Ngen’s products, and then send the finished products on to the client.

Customers

Ngen currently has purchase orders with (i) a manufacturer of televisions, smartphones, and tablets for its 3D Mobile Displays and 3D TV Modules; and (ii) a manufacturer of automobiles for its silencer/mufflers. Nonetheless, Ngen does not believe its business depends on any one or group of major customers. Ngen has no customers for the scanner developed by Emotek, as it has not yet received FDA approval.

Sales and Marketing

We currently utilize management, in-house staff and engineers as our sales team. We intend to form a new division in the near future to focus on Sales and Marketing.

Government Regulation

Neither Ngen or Ngen Korea require any government approval of their principal products or services. The EPA regulates manufacturers of automobiles. Since Ngen’s silencer/mufflers are utilized by automobile manufacturers, any change in EPA regulations in regard to exhaust or silencer/mufflers could have an effect on Ngen’s business. For example, if new EPA regulations made Ngen’s silencer/mufflers noncompliant, then sales of Ngen’s silencer/muffler products would suffer. At this time, Ngen has no reason to believe such regulation changes would occur.

The scanner product developed by Emotek requires FDA approval to be sold in the United States. Ngen has not yet obtained such FDA approval, and has not yet begun the process of obtaining such approval.

Intellectual Property

Ngen has filed patents in relation to its Glasses Free 3D Technologies and its silencer/muffler technologies. A summary of these patents is below.

Filed	Number	Title	Status
May 2010	7719770	3-DIMENSIONAL VIDEO DISPLAY DEVICE USING A SINGLE IMAGE SOURCE FOR BACKGROUND IMAGE AND OBJECT IMAGE DISPLAY	Issued

October 2011	8040617	A 3-DIMENSIONAL IMAGE DISPLAY DEVICE HAVING WIDE VIEWING ANGLES USING FRESNEL LENSES IS DISCLOSED	Issued

December 2017	62/608,047	IMPLEMENTATION OF THE LOW-PRESSURE MUFFLER AND ELECTRIC POWER GENERATOR USING LOW-PRESSURE MUFFLER’S ROATION FORCE FOR INTERNAL COMBUSTION ENGINE	Pending

10

Convertible Notes

Ngen has issued or assumed, as the case may be, convertible notes payable to CareBourn Capital, L.P. (“CareBourn, L.P.”) The total initial principal amount of all of the CareBourn, L.P. notes is $3,869,184. as of September 16, 2019. Certain of these notes are described below:

(i)	Convertible Promissory Note in the initial principal amount of $922,646, dated as of July 8, 2019 payable to CareBourn, L.P. The note was issued in connection with a Note Purchase Agreement dated as of July 8, 2019 (filed herewith as Exhibit 10.6). The note bears interest at 10% per three-month period with balance due and payable on July 8th, 2020. The first payment is due on September 31, 2019 and is equal to 10% of the initial principal amount of the note. Ngen has the right to prepay the outstanding balance of the note within 180 days of the issuance date of the note. CareBourn, L.P. does not have the right to convert any portion of the note into shares of Ngen’s common stock if such conversion would result in CareBourn, L.P. and its affiliates owning more than 4.99% of the outstanding shares of common stock of Ngen. The foregoing summary of the note is qualified in its entirety by reference to the full text of the note attached as Exhibit 10.7 hereto and incorporated by reference herein.
(ii)	Convertible Promissory Note in the initial principal amount of $1,086,287.50, dated as of July 29, 2019 payable to CareBourn, L.P. The note was issued in connection with a Note Purchase Agreement dated as of July 29, 2019 (filed herewith as Exhibit 10.10). The note bears interest at 10% per three-month period with balance due and payable on July 29th, 2020. The first payment is due on October 29, 2019 and is equal to 10% of the initial principal amount of the note. Ngen has the right to prepay the outstanding balance of the note within 180 days of the issuance date of the note. CareBourn, L.P. does not have the right to convert any portion of the note into shares of Ngen’s common stock if such conversion would result in CareBourn, L.P. and its affiliates owning more than 4.99% of the outstanding shares of common stock of Ngen. The foregoing summary of the note is qualified in its entirety by reference to the full text of the note attached as Exhibit 10.11 hereto and incorporated by reference herein.
(iii)

Convertible Promissory Note in the initial principal amount of $860,000, dated as of August 15, 2019 payable to CareBourn, L.P. The note was issued in connection with a Note Purchase Agreement dated as of August 15, 2019 (filed herewith as Exhibit 10.13). The first payment is due on November 15, 2019 and is equal to 10% of the initial principal amount of the note. Ngen has the right to prepay the outstanding balance of the note within 180 days of the issuance date of the note. CareBourn, L.P. does not have the right to convert any portion of the note into shares of Ngen’s common stock if such conversion would result in CareBourn, L.P. and its affiliates owning more than 4.99% of the outstanding shares of common stock of Ngen. The foregoing summary of the note is qualified in its entirety by reference to the full text of the note attached as Exhibit 10.14 hereto and incorporated by reference herein.

In addition, Ngen has assumed a convertible note payable to CareBourn, LLC in the initial principal amount of $1,436,128.28, dated as of June 28, 2019. The note was issued in connection with a Note Purchase Agreement dated as of June 28, 2019 (filed herewith as Exhibit 10.3).The note bears interest at 10% per three-month period with balance due and payable on June 28, 2020. The note bears interest at 10% per three-month period with balance due and payable on July 8th, 2020. The first payment is due on September 31, 2019 and is equal to 10% of the initial principal amount of the note. Ngen has the right to prepay the outstanding balance of the note within 180 days of the issuance date of the note. CareBourn, LLC does not have the right to convert any portion of the note into shares of Ngen’s common stock if such conversion would result in CareBourn, LLC and its affiliates owning more than 4.99% of the outstanding shares of common stock of Ngen. The foregoing summary of the note is qualified in its entirety by reference to the full text of the note attached as Exhibit 10.4 hereto and incorporated by reference herein.

Ngen has also issued or assumed, as the case may be, two convertible notes payable to More Capital, LLC in the total principal amount of $430,500.

As described in the Company’s Current Report on Form 8-K filed September 23, 2019, on September 19, 2019, Ngen entered into an agreement with the Company, Clifford Rhee, and certain lenders (the “Assignment and Amendment Agreement”) pursuant to which Ngen agreed to sell, assign and transfer and convey all of the rights, titles and interests of Ngen in all of the promissory notes described herein to the Company. The foregoing description of the Assignment and Amendment Agreement is qualified in its entirety by reference to the full text of the Assignment and Amendment Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 23, 2019.

11

Warrants

Ngen has assumed the following warrant agreements with to CareBourn, L.P., CareBourn, LLC, and More Capital, LLC:

(i)	Warrant Agreement dated June 28, 2019 with CareBourn, LLC., pursuant to which Ngen grants to CareBourn, LLC the right to purchase 306,346,979 shares of its common stock at a price of $0.0002 per share, subject to adjustment. The warrant was issued in connection with a Note Purchase Agreement dated as of June 28, 2019 (filed herewith as Exhibit 10.10). Upon assumption of this warrant by Ngen, the terms of the warrant were amended so that the number of shares of Ngen Common Stock which may be acquired pursuant to the warrant are 900,000 at a price of $0.0681 per share. The foregoing summary of the Warrant is qualified in its entirety by reference to the full text of the Warrant attached as Exhibit 10.5 hereto and incorporated by reference herein.
(ii)	Warrant Agreement dated July 8, 2019 with CareBourn, L.P., pursuant to which Ngen grants to CareBourn, L.P. the right to purchase 248,141,053 shares of its common stock at a price of $0.0002 per share, subject to adjustment. The warrant was issued in connection with a Note Purchase Agreement dated as of July 8, 2019 (filed herewith as Exhibit 10.6). Upon assumption of this warrant by Ngen, the terms of the warrant were amended so that the number of shares of Ngen Common Stock which may be acquired pursuant to the warrant are 729,000 at a price of $0.0681 per share. The foregoing summary of the Warrant is qualified in its entirety by reference to the full text of the Warrant attached as Exhibit 10.8 hereto and incorporated by reference herein.
(iii)	Warrant Agreement dated July 24, 2019 with More Capital LLC pursuant to which Ngen grants to More Capital LLC the right to purchase 58,205,926 shares of its common stock at a price of $0.0002 per share, subject to adjustment. The warrant was issued in connection with a Note Purchase Agreement dated as of July 5, 2019 (filed herewith as Exhibit 10.15). Upon assumption of this warrant by Ngen, the terms of the warrant were amended so that the number of shares of Ngen Common Stock which may be acquired pursuant to the warrant are 171,000 at a price of $0.0681 per share. The foregoing summary of the Warrant is qualified in its entirety by reference to the full text of the Warrant attached as Exhibit 10.8 hereto and incorporated by reference herein.

On August 13, 2019, Ngen entered into a Warrant Agreement with CareBourn, L.P., pursuant to which Ngen granted to CareBourn, L.P. the right to purchase 900,000 shares of its common stock at a price of $0.0681 per share, subject to adjustment. The warrant was issued in connection with a Note Purchase Agreement dated as of July 29, 2019 (filed herewith as Exhibit 10.10). The foregoing summary of the Warrant is qualified in its entirety by reference to the full text of the Warrant attached as Exhibit 10.13 hereto and incorporated by reference herein.

As described in the Company’s Current Report on Form 8-K filed September 23, 2019, on September 19, 2019, pursuant to the Assignment and Assumption Agreement, Ngen agreed to sell, assign and transfer and convey all of the rights, titles and interests of Ngen in all of the warrants described herein to the Company. The foregoing description of the Assignment and Amendment Agreement is qualified in its entirety by reference to the full text of the Assignment and Amendment Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 23, 2019.

12

Employees

Ngen has five full time employee and no part time employees. Ngen Korea has 12 full time employees and 7 part-time employees.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

RISK FACTORS

In this “RISK FACTORS” section of this Form 8-K, any references to “the Company,” “we,” “us,” “our” or words of similar import, refer to the Company and Ngen on a combined basis.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE DECIDING WHETHER TO INVEST IN THE REGISTRANT’S COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE REGISTRANT OR THAT THE REGISTRANT CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE REGISTRANT’S BUSINESS OPERATIONS.

IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE REGISTRANT’S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR THE REGISTRANT’S COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Risks Related to Our Business and Industry

We are an early stage company with very limited operating history as a company focused on the design, manufacture, distribution and marketing of glasses free 3D display technologies. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have a limited operating history. Ngen Technologies USA Corp. was formed in January of 2015. We have limited experience and operating history in developing and marketing 3D display technologies. In addition, the market for our product and services may be highly competitive. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

13

Our success depends in part on the Company’s ability to maintain its experienced engineers and attract similar experienced engineers in the future.

To deliver its solutions, the Company employed approximately 12 engineers, technicians and subject matter experts as of June 30, 2019. The Company’s engineers generally average 10 years of experience. The Company’s engineers continue to seek to expand their technology skills, acquiring new certifications and keeping themselves up-to-date with emerging new technologies. If the Company is not able to maintain such engineers and attract similar experienced engineers in the future, it would have an adverse effect of the business of the Company.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our new business plan now that our new business is the business of Ngen. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

There may be unanticipated obstacles in executing our business plan.

Our proposed plan of operation and prospects, since we have now adopted the business of Ngen, will depend largely upon our ability to successfully retain and continue to hire skilled management, technical, marketing, and other personnel, and attract and retain significant numbers of quality business partners and corporate clients. There can be no assurance that we will be able to successfully execute our business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur. If we encounter unanticipated obstacles in executing our business plan and are not able to address them accordingly, it would have a material adverse effect on the Company.

We may not be able to compete successfully in the markets applicable to our 3D display technology.

Although the 3D display technology that we are developing is new, and although at present we are aware of only a limited number of companies that have publicly disclosed their attempts to develop similar technology, we anticipate a number of companies are or will attempt to develop technologies/products that compete or will compete with our technologies. Further, because of the vast market and communications potential of such a product, we anticipate the market will be flooded by a variety of competitors many of which will offer a range of products in areas other than those in which we compete, which may make such competitors more attractive to prospective customers. In addition, many if not all of our competitors and potential competitors will initially be larger and have greater financial resources than we do. Some of the companies with which we may now be in competition, or with which we may compete in the future, have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than we do, and may be better positioned to continue to improve their technology in order to compete in an evolving industry. Further, technology in this industry may evolve rapidly once an initially successful product is introduced, making timely product innovations and use of new technologies essential to our success in the marketplace. The introduction by our competitors of products with improved technologies or features may render any product we initially market obsolete and unmarketable. If we or our partners are not able to deliver to market products that respond to industry changes in a timely manner, or if our products do not perform well, our business and financial condition will be adversely affected.

The technologies being developed may not gain market acceptance.

The products that we are currently developing utilize new technologies. As with any new technologies, in order for us to be successful, these technologies must gain market acceptance. Since the technologies that we anticipate introducing to the marketplace will exploit or encroach upon markets that presently utilize or are serviced by products from competing technologies, meaningful commercial markets may not develop for our technologies.

14

In addition, the development efforts of the Company on the 3D technology are subject to unanticipated delays, expenses or technical or other problems, as well as the possible insufficiency of funding to complete development. Our success will depend upon the ultimate products and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. The proposed products and technologies may never be successfully developed, and even if developed, they may not satisfactorily perform the functions for which they are designed. Additionally, these may not meet applicable price or performance objectives. Unanticipated technical or other problems may occur which would result in increased costs or material delays in their development or commercialization.

If we do not keep pace with technological innovations, our future products may not remain competitive and our operating results may suffer.

We operate in rapidly changing highly competitive markets. Technological advances, the introduction of new products and new design techniques could adversely affect our business unless we are able to adapt to changing conditions. Technological advances could render our solutions less competitive or obsolete, and we may not be able to respond effectively to the technological requirements of evolving markets. Therefore, we will be required to expend substantial funds for and commit significant resources to enhancing and developing new technology which may include purchasing advanced design tools and test equipment, hiring additional highly qualified engineering and other technical personnel, and continuing and expanding research and development activities on existing and potential human interface solutions.

We are susceptible to adverse economic conditions.

While we intend to finance our operations and growth of our business from funding and cash flow from operations, of which there can be no assurance, if adverse global economic conditions persist or worsen, we could experience a decrease in cashflow from operations attributable to reduced demand for our tools, resources and services and as a result, we may need to acquire additional financing for our continued operation and growth. There can be no assurance that alternative financing on acceptable terms would be available to the Company when needed.

There can be no assurance that the Company’s plans to expand the Ngen business by growing revenues from Ngen’s existing clients will be successful.

One of the Company’s strategies for expanding the Ngen business is by growing revenues from Ngen’s existing clients. We plan to expand Ngen’s business by continuing to sell additional technology solutions to its existing client base. We believe Ngen’s client base is currently underpenetrated, and there are opportunities to sell additional products and services to these clients. However, there can be no assurance the foregoing strategy can be successful and the Company may have to pursue other options in order to expand the Ngen business.

There can be no assurance that the Company’s plans obtain FDA approval for its tumor detection scanner using the MEMS system will be successful.

Ngen has developed a tumor detection scanner using the MEMS system. However the Company must undergo FDA review which could take 18-24 months after submission. There can be no assurance the Company will be successful in obtaining FDA approval for such product, and the failure to do so may have a material adverse effect on our business and financial condition.

We may need additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

In order to continue operating and growing our operations, we may need to obtain additional financing, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

15

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares are currently valued. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

The volatile credit and capital markets could have a material adverse effect on our financial condition.

Our ability to manage our future debt will be dependent on our level of positive cash flow. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition.

A prolonged economic downturn could materially affect us in the future.

Since the Company has adopted the business of Ngen, the industries in which we operate are dependent upon company and consumer discretionary spending. The recession from late 2007 to mid-2009 reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit, resulting in lower levels of customer traffic. If the economy experiences another significant decline, our business and results of operations could be materially adversely affected.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

Now that the Company has adopted the business of Ngen, we must rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or to actions by regulatory authorities.

We are continuing to develop our information technology capabilities, if we are unable to successfully upgrade or expand our technological capabilities, we may not have the ability to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures, which would have a material adverse effect on the Company

16

If we fail to establish, maintain and enforce intellectual property rights with respect to our technology and/or licensed technology, our financial condition, results of operations and business could be negatively impacted.

Our ability to establish, maintain and enforce intellectual property rights with respect to our technology will be a significant factor in determining our future financial and operating performance. We seek to protect our intellectual property rights by relying on a combination of patent, trade secret and copyright laws. We also use confidentiality and other provisions in our agreements that restrict access to and disclosure of its confidential know-how and trade secrets.

Outside the patents and pending patent applications directly granted to us, we seek to protect our technology as trade secrets and technical know-how. However, trade secrets and technical know-how are difficult to maintain and do not provide the same legal protections provided by patents. In particular, only patents will allow us to prohibit others from using independently developed technologies that are similar. If competitors develop knowledge substantially equivalent or superior to our trade secrets and technical know-how or gain access to our knowledge through other means such as observation of our technology that embodies trade secrets at customer sites that we do not control, the value of our trade secrets and technical know-how would be diminished.

While we strive to maintain systems and procedures to protect the confidentiality and security of our trade secrets and technical know-how, these systems and procedures may fail to provide an adequate degree of protection. For example, although we generally enter into agreements with our employees, consultants, advisors, and strategic partners restricting the disclosure and use of trade secrets, technical know-how and confidential information, we cannot provide any assurance that these agreements will be sufficient to prevent unauthorized use or disclosure. In addition, some of the technology deployed at customer sites in the future, which we do not control, may be readily observable by third parties who are not under contractual obligations of non-disclosure, which may limit or compromise our ability to continue to protect such technology as a trade secret.

While we are not currently aware of any infringement or other violation of our intellectual property rights, monitoring and policing unauthorized use and disclosure of intellectual property is difficult. If we learned that a third party was in fact infringing or otherwise violating our intellectual property, we may need to enforce our intellectual property rights through litigation. Litigation relating to our intellectual property may not prove successful and might result in substantial costs and diversion of resources and management attention.

If our technology is licensed to customers at some point in the future, the strength of the intellectual property under which we would grant licenses can be a critical determinant of the value of such potential licenses. If we are unable to secure, protect and enforce our intellectual property now and in the future, it may become more difficult for us to attract such customers. Any such development could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may face claims that we are violating the intellectual property rights of others.

Although we are not aware of any potential violations of others’ intellectual property rights, we may face claims, including from direct competitors, other companies, scientists or research universities, asserting that our technology or the commercial use of such technology infringes or otherwise violates the intellectual property rights of others. We cannot be certain that our technologies and processes do not violate the intellectual property rights of others. If we are successful in developing technologies that allow us to earn revenues and our market profile grows, we could become increasingly subject to such claims.

We may also face infringement claims from the employees, consultants, agents and outside organizations we have engaged to develop our technology. While we have sought to protect ourselves against such claims through contractual means, we cannot provide any assurance that such contractual provisions are adequate, and any of these parties might claim full or partial ownership of the intellectual property in the technology that they were engaged to develop.

If we were found to be infringing or otherwise violating the intellectual property rights of others, we could face significant costs to implement work-around methods, and we cannot provide any assurance that any such work-around would be available or technically equivalent to our potential technology. In such cases, we might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all. If we are unable to work around such infringement or obtain a license on acceptable terms, we might face substantial monetary judgments against us or an injunction against continuing to use or license such technology, which might cause us to cease operations.

17

In addition, even if we are not infringing or otherwise violating the intellectual property rights of others, we could nonetheless incur substantial costs in defending ourselves in suits brought against us for alleged infringement. Also, if we are to enter into a license agreement in the future and it provides that we will defend and indemnify our customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of such technologies, we may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require our management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than we do, which could potentially lead to us settling claims against which we might otherwise prevail on the merits.

Any claims brought against us or any customer licensees alleging that we have violated the intellectual property of others could have negative consequences for our financial condition, results of operations and business, each of which could be materially adversely affected as a result.

Fluctuations in direct or indirect raw material costs could have an adverse impact on our business.

The availability and prices of raw material inputs may be influenced by supply and demand, changes in world politics, unstable governments in exporting nations and inflation. The prices of our direct and indirect raw materials have been, and we expect them to continue to be, volatile. If the cost of direct or indirect raw materials increases significantly and we are unable to offset the increased costs with higher selling prices, our profitability will decline. Additionally, we may not be able to obtain lower prices from our suppliers should our sale prices decrease. Increases in prices for our products could also hurt our ability to remain both competitive and profitable in the markets in which we compete.

Future raw material prices may be impacted by new laws or regulations, suppliers’ allocations to other purchasers, changes in our supplier manufacturing processes as some of our products are byproducts of these processes, interruptions in production by suppliers, natural disasters, volatility in the price of crude oil and related petrochemical products and changes in exchange rates.

Third-party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property, which, in turn, could lead to a decline in our results of operations. If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.

We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers and significant employees. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any of our employees.

18

We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.

Our headquarters and company-operated locations, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, may disrupt our business and may adversely affect our ability to continue our operations. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations.

If we are unable to recruit additional executives and personnel, we may not be able to execute our forecasted business strategy and our growth may be hindered.

Our success largely depends on the performance of our management team and other key personnel and our ability to continue to recruit qualified senior executives and other key personnel. Competition for senior management personnel is intense and there can be no assurance that we will be able to retain our personnel or attract additional qualified personnel. The loss of a member of senior management may require the remaining executive officers to divert immediate and substantial attention to fulfilling his or her duties and to seeking a replacement. We may not be able to continue to attract or retain such personnel in the future. Any inability to fill vacancies in our senior executive positions on a timely basis could impair our ability to implement our business strategy, which would harm our business and results of operations. There can be no assurance that we will be successful in retaining the services of senior executives. A diminution or loss of their services could significantly harm our business, prospects, financial condition and results of operations.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our Company, including the utility of our services and offerings, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our products and services, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counter-parties, failure by us or our partners to meet minimum standards of service and quality and compliance failures and claims.

Rapid growth may strain our resources.

We expect to experience significant and rapid growth in the scope and complexity of our business, which may place a significant strain on our senior management team and our financial and other resources. Such growth, if experienced, may expose us to greater costs and other risks associated with growth and expansion. We may be required to hire a broad range of additional employees, including other support personnel, among others, in order to successfully advance our operations. We may be unsuccessful in these efforts or we may be unable to project accurately the rate or timing of these increases.

Our ability to manage our growth effectively will require us to continue to improve our operations, to improve our financial and management information systems, and to train, motivate, and manage our future employees. This growth may place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our business, or the failure to manage growth effectively, could have a materially adverse effect on our business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm our business, financial condition, and results of operations.

Our risk management efforts may not be effective which could result in unforeseen losses.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future. We plan to mitigate this risk by executing our business plan and creating cashflow in order to stem the need for debt acquisition to survive.

19

The Company is obligated to pay certain fees and expenses.

The Company will pay various fees and expenses related to its ongoing operations regardless of whether or not the Company’s activities are profitable. These fees and expenses will require dependence on third-party relationships. The Company is generally dependent on relationships with its strategic partners and vendors, and the Company may enter into similar agreements with future potential strategic partners and alliances. The Company must be successful in securing and maintaining its third-party relationships to be successful. There can be no assurance that such third parties may regard their relationship with the Company as important to their own business and operations, that they will not reassess their commitment to the business at any time in the future, or that they will not develop their own competitive services or products, either during their relationship with the Company or after their relations with the Company expire. Accordingly, there can be no assurance that the Company’s existing relationships or future relationships will result in sustained business partnerships, successful service offerings, or significant revenues for the Company.

Our Certificate of Incorporation and Bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our Certificate of Incorporation and Bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares in this offering.

The market price of our common stock has been, and is likely to continue to be, volatile for the foreseeable future. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including the factors listed below:

●	actual or anticipated fluctuations in our results of operations;

●	any financial projections we provide to the public, any changes in these projections or our failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	ratings changes by any securities analysts who follow our company;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and stock market valuations of other business services companies generally, or those in our industry in particular;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	changes in our board of directors or management;

●	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

●	lawsuits threatened or filed against us;

●	short sales, hedging and other derivative transactions involving our capital stock;

●	general economic conditions in the United States and abroad; and

●	other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

20

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many business services companies. Stock prices of many business services companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business, results of operations and financial condition.

The sale of the additional shares of Common Stock could cause the value of our Common Stock to decline.

The sale of a substantial number of shares of our Common Stock, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish. Further, if we do sell or issue more Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

21

Risks Related to the Consummation of the Exchange Agreement

We may have contingent liabilities related to our operations prior to the Exchange Agreement of which we are not aware and for which we have not adequately provisioned.

Upon completion of the Exchange Agreement, we acquired all of the operations of Ngen.

We cannot assure you that there are no material claims outstanding, or other circumstances of which we are not aware, that would give rise to a material liability relating to the prior operations of the Company, even though we do not record any provisions in our financial statements related to any such potential liability. If we are subject to past claims or material obligations relating to our operations prior to the consummation of the Exchange Agreement, such claims could materially adversely affect our business, financial condition and results of operations.

Risks Related to the Ngen and the Ownership of the Common Stock of the Combined Company

We will incur increased costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal control over financial reporting or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our consolidated financial statements.

Upon completion of the Exchange Agreement, we acquired all of the operations of Ngen. As a public operating company, we will incur significant administrative, legal, accounting and other burdens and expenses beyond those of a private company, including those associated with corporate governance requirements and public company reporting obligations. In particular, we will need to enhance and supplement our internal accounting resources with additional accounting and finance personnel with the requisite technical and public company experience and expertise, as well as refine our quarterly and annual financial statement closing process, to enable us to satisfy such reporting obligations. However, even if we are successful in doing so, there can be no assurance that our finance and accounting organization will be able to adequately meet the increased demands that result from being a public company.

Furthermore, we will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. In order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to document and test our internal control procedures and prepare annual management assessments of the effectiveness of our internal control over financial reporting. These assessments will need to include disclosure of identified material weaknesses in our internal control over financial reporting. Testing and maintaining internal control over financial reporting will involve significant costs and could divert management’s attention from other matters that are important to our business. Additionally, we cannot provide any assurances that we will be successful in remediating any deficiencies that may be identified. If we are unable to remediate any such deficiencies or otherwise fail to establish and maintain adequate accounting systems and internal control over financial reporting, or we are unable to recruit, train and retain necessary accounting and finance personnel, we may not be able to accurately and timely prepare our consolidated financial statements and otherwise satisfy our public reporting obligations. Any inaccuracies in our financial statements or other public disclosures (in particular if resulting in the need to restate previously filed financial statements), or delays in our making required SEC filings, could have a material adverse effect on the confidence in our financial reporting, our credibility in the marketplace and the trading price of our Common Stock.

In addition, our management team will also have to adapt to other requirements of being a public company. We will need to devote significant resources to address these public company-associated requirements, including compliance programs and investor relations, as well as our financial reporting obligations. Complying with these rules and regulations will substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly.

Our Common Stock may not be eligible for listing on a national securities exchange.

Our Common Stock is not currently listed on a national securities exchange, and we do not currently meet the initial quantitative listing standards of a national securities exchange. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial qualitative listing standards, that we will be able to maintain any such listing. Our Common Stock is currently quoted on the Pink Sheets of the OTC Marketplace under the symbol of “LIBE”, and, until our Common Stock is listed on a national securities exchange, we expect that it will continue to be eligible and quoted on the OTC Bulletin Board, another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

22

We do not anticipate paying any dividends in the foreseeable future.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends to holders of our Common Stock in the foreseeable future.

DESCRIPTION OF PROPERTY

Ngen Headquarters

Ngen’s headquarters are located at 5430 LBJ Freeway Suite 1200, Dallas, Texas 75240. Ngen has used this location as its headquarters since January 2015. It currently leases the premises on a month-to-month basis.

Ngen Korea Headquarters

Ngen Korea’s headquarters are located at 710 IT Mirae Tower, 33 Digital-ro 9 Gil, Geumcheon-gu Seoul Korea. Ngen Korea primarily operates its administrative functions out of this office, and does not develop any products in any facilities which Ngen or Ngen Korea leases or owns. Neither Ngen Korea nor Ngen is subject to any lease in relation to this location, and does not own the premises at this location.

Emotek

Emotek’s headquarters are located at 51F, No 21, Ln583, Ruiguang Rd, Neihu District, Taipei City. This facility is our joint partner Egismos Technologies’ facility. We are not party to any agreements in relation to this facility, and we do not pay any or compensate Egismos Technologies for use of this facility.

LEGAL PROCEEDINGS

The Company’s officers and directors are not aware of any threatened or pending litigation to which the Company is a party or which any of its property is the subject and which would have any material, adverse effect on the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years or any later interim period, no independent accountant of the Company resigned, declined to stand for re-election or was dismissed.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements and notes thereto filed herewith as Exhibits 99.1 and 99.2. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Report.

On September 16, 2019 pursuant to the Closing of the Exchange Agreement, Ngen became our wholly-owned subsidiary. As a result of this acquisition, we acquired the business of Ngen and will continue the existing business operations of Ngen as a publicly-traded company under the name Liberated Solutions, Inc.

As the result of the Exchange Agreement and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Ngen, the accounting acquirer, prior to the Closing of the Exchange Agreement are considered the historical financial results of the Company.

The following discussion highlights Ngen’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Ngen’s audited and unaudited financial statements contained in this Report, which were prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of Ngen for the fiscal years ended December 31, 2018 and 2017, and the unaudited financial statements of Ngen for the six months ended June 30, 2019, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited and unaudited financial statements. All such adjustments are of a normal recurring nature.

Organizational History of the Company and Ngen

The Company was formed as a Nevada corporation on September 14, 2011. The Company was incorporated as “Mega World Food Holding Company” for the purpose of selling frozen vegetable products in all areas of the world except China. Since then, the Company has undergone numerous name changes, as well as business changes. On February 28, 2018 the Company changed its name to Liberated Solutions, Inc. Prior to the Exchange Agreement, we had no material operations.

Ngen was incorporated in Texas on January 19, 2015 as “Ngen Technologies, Inc”. On January 27, 2015, changed its name to “Ngen Technologies USA Corp”. Its wholly-owned subsidiary, Ngen Korea was formed in Korea on July 3, 2015 as a wholly-owned subsidiary of Ngen.

Overview

Ngen’s mission is to be the leader in glasses free 3D display technologies and become the first to manufacture, distribute and market commercial and consumer driven glasses free 3D display technologies. Ngen has invested significant resources and currently in preparation to introduce the following product to the market: Glasses Free 3D Mobile Display. Through its holdings in Joint Ventures with Egismos Technologies Taiwan, Ngen is also seeking to introduce innovative biomedical products including tumor detection scanner using laser and MEMS system.

Through its wholly-owned subsidiary Ngen Technologies Korea Ltd (“Ngen Korea”), the Ngen Korea currently designs, manufactures and sell 3D enabled mobile communication (Smartphones) and electronic devices (PDAs) under OEM/ODM structure. Ngen Korea’s strategy is to manufacture and sell under major global handset manufacturers. Ngen Korea’s proprietary IP and products such as 3D film and algorithm will be closely guarded and protected through multi-layer encryption and controls.

24

Results of Operations

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Net Sales. Net sales for the twelve months ended December 31, 2018 increased 295.1% to $20,072,236 as compared to $5,080,391 for the twelve months ended December 31, 2017. This increase is largely the result of the launch of our Glasses Free 3D Mobile Displays for smartphones and tablets utilizing the screen film and software technology we developed.

Cost of Sales. Cost of sales for the twelve months ended December 31, 2018 increased 226.7% to $16,059,168 as compared to $4,915,608 for the twelve months ended December 31, 2017. Cost of sales increased as our net sales increased, as described above.

Research and Development Expenses. Research and development expenses for the twelve months ended December 31, 2018 decreased 55.2% to $ $682,472 from $1,523,954 for the twelve months ended December 31, 2017. This decrease is primarily attributable to the final development and launch of our Glasses Free 3D Technologies for smartphones and tablets, including our film and software technology.

General and Administrative Expenses. General and administrative expenses for the twelve months ended December 31, 2018 increased 452.2% to $1,478,774 from $267,810 for the twelve months ended December 31, 2017. This increase is primarily attributable to increased costs associated with the hiring of engineering staff, onsite and offsite support staff to assist with increased product shipments of our Glasses Free 3D Technologies products for smartphones and tables, our 3D TV Module technology, as well as increased research and development efforts to support our silencer/muffler technology.

Gross Profit. As a result of the foregoing, gross profits for the twelve months ended December 31, 2018 increased 2335.4% to $4,013,068 from $164,783 for the twelve months ended December 31, 2017.

Interest Income. Interest Income was $21,057 for the twelve months ended December 31, 2018 compared to $4,666 for the same period in 2017. This increase of $16,391 is primarily the result of larger sales volume, which lead to larger customer deposits for future shipments.

Interest Expense. Interest expense in connection with working capital was $(29,238) for the twelve months ended December 31, 2018, an increase of 351.3% from $(6,478) for the twelve months ended December 31, 2017. This increase is primarily attributable to larger sales volume, which required increased borrowing of funds to cover our supplier payments and increased material inventory needs.

Net Income. As a result of the foregoing, net income for the twelve months ended December 31, 2018 increased $3,478,367, or 192.2%, to $1,668,957 from $(1,809,410) for the twelve months ended December 31, 2017.

Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

Net Sales. Net sales for the six months ended June 30, 2019 were $92,692,830 compared to $9,624,790 for the six months ended June 30, 2018. This significant $83,068,040 increase largely attributable to the sales of our silencer/muffler. No sales of this product were made during the six months ended June 30, 2018.

Cost of Sales. Cost of sales for the six months ended June 30, 2019 increased $78,938,210 to $86,445,546 compared to $7,507,336 for the six months ended June 30, 2018. Costs of sales were largely comprised of costs associated with materials used in the manufacturing of our products, which totaled $58,105,625 for the six months ended June 30, 2019, which were $3,861,599 for the six months ended June 30, 2018. This significant increase is largely due to the increase in sales for the six months ended June 30, 2019, as described above.

Gross Profit. As a result of the foregoing, gross profits for the six months ended June 30, 2019 increased $4,129,830 to $6,247,284 for the six months ended June 30, 2019 from $2,117,454 for the six months ended June 30, 2018.

Sales and Marketing Expenses. Sales and marketing related expenses for the six months ended June 30, 2019 increased 1,152% to $62,120 from $4,963 for the six months ended June 30, 2018. We began selling our silencer/muffler products and sales and marketing activity in relation to our 3D Smartphone technology, and commenced initial marketing of our 3D TV technology. In connection with the launch of this product, we found it necessary to bring on additional outside staff to market and train our new clients in the use of this new product.

25

Research and Development. Research and development expenses for the six months ended June 30, 2019 decreased 26.7% to $ $231,366 compared to $315,468 for the six months ended June 30, 2018. This decrease was the result of the final completion and introduction of our new 3DTV film and modules.

General and Administrative Expenses. General and administrative expenses for the six months ended June 30, 2019 increased to $1,199,137 from $719,018 for the six months ended June 30, 2018. This increase is primarily attributable to the addition of engineering, onsite, and offsite support staff due to the increased product shipments for our 3D Smartphone technology products, shipments of our new silencer/mufflers, and research and development costs in relation to our 3D TV technology. General and administrative expenses are generally comprised of increased cost, overhead and payroll.

Interest Income. Interest income was $10,198 for the six months ended June 30, 2019 compared to $6,311 for the six months ended June 30, 2018. This increase of $3,887 is primarily the result of larger sales volume, which lead to larger customer deposits for future shipments.

Interest Expense. Interest expense in connection with working capital was $28,320 for the six months ended June 30, 2019, an increase of 61.2% from $17,525 for the six months ended June 30, 2018. This increase is primarily attributable to an interest-bearing credit facility that we paid to various sources in connection with increased sales of our 3D Smartphone technology and the introduction of our silencer/Muffler. This facility is insignificant to our operation and we expect it will be closed within the next quarter.

Net Income. As a result of the foregoing, net income for the six months ended June 30, 2019 increased $3,738,285, or 378%, to $4,726,411 from 988,192 for the six months ended June 30, 2018.

Impact of Inflation and Changing Prices

We have not seen an inflation impact on our business in the first 6 months of 2019 and thus our prices remain steady. In addition, our contracts are structured so that any new regulatory costs can be passed on to our clients.

Trends

The Company translates the assets and liabilities of its non-U.S. functional currency subsidiaries into dollars at the current rates of exchange in effect at the end of the reporting period. Revenues and expenses are translated at average current rates during the reporting period. Any adverse conflict with South Korea could have an adverse effect on our currency exchange.

Liquidity and Capital Resources.

At June 30, 2019, the Company had working capital of ($727,255), as compared to working capital of ($5,621,190) at December 31, 2018. At June 30, 2019, the primary sources of liquidity consisted of account receivables of $14,890,737. The improvement in working capital from December 31, 2018 to June 30, 2019 was due primarily to significant increases in accounts receivables which was $14,890,737 at June 30, 2019 compared to $1,057,693 at December 31, 2018.

The Company has historically financed its operations through the cash flow generated from operations and cash investments from shareholders that were done on a good faith basis with no repayment structure or terms.

26

Net Cash Provided by Operating Activities. Cash provided by operating activities during the six months ended June 30, 2019 was $(1,863,565) as compared to net cash provided by operating activities of $315,786 for the six months ended June 30, 2018. The decrease is attributable to cash generated from accounts receivable of ($13,870,984) during the six months ended June 30, 2019 as compared to accounts receivable of $363,114 during the six months ended June 30, 2018. Additionally, there was a significant increase in accounts payable, which were $11,301,461 during the six months ended June 30, 2019 compared to $23,007 during the six months ended June 30, 2018.

Net Cash Used in Investing Activities. Net cash used in investing activities for the six months ended June 30, 2019 was $0 as compared to ($8,360) used in investing activities for the six months ended June 30, 2018. This decrease was due to the completion of purchases of property and equipment.

Net Cash Provided by Investing Activities. Net cash provided by investing activities for the six months ended June 30, 2019 was $1,436,128 compared to $216,301 provided by investing activities for the six months ended June 30, 2018. This increase was due to increased borrowings from loan payable.

Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Ngen and its wholly-owned subsidiary, Ngen Korea. All intercompany accounts, transactions, and profits have been eliminated upon consolidation. The accompanying consolidated financial statements and the notes hereto are reported in US Dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, the estimated useful lives of property and equipment, patent and trademark, the ultimate collection of accounts receivable and accrued expenses. Actual results could materially differ from those estimates.

Foreign Currency Transaction and Translation

Ngen Korea financial position and results of operations are determined using the local currency, Korean Won (“KRW”), as the functional currency. As a result, assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the exchange rates prevailing at the balance sheet date. The results of operations are translated from KWR to US Dollar at the weighted average rate of exchange during the reporting period. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency, US Dollar, are dealt with as a component of accumulated other comprehensive income.

As of December 31, 2018 and 2017, the exchange rate was KRW 1,112.85 and KRW 1,067.42 per US Dollar, respectively. The average exchange rate for the years ended December 31, 2018 and 2017 was KRW 1,099.29 and KRW 1,129.04, respectively. At June 30, 2019 and 2018, the exchange rate was KRW 1,154.95 and 1113.91 per US Dollar.

27

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectability is reasonably assured, and delivery has occurred, or services have been rendered. The Company offers N/30 and N/45 days terms with all of its customers. The Company also offers 2% discount for N/10 days payment terms. The Company does not provide for return unless the products are damaged. The Company did not have any material returns historically.

The Company includes shipping and handling costs in cost of sales. Amounts billed for shipping and handling are included with revenues in the statement of operation.

The Company recognizes an allowance for estimated future sales returns in the period revenue is recorded, based on pending returns and historical return data, among other factors. Management did not believe any allowance for sales returns was required at December 31, 2018 and 2017.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense amounted to $103,496 and $18,528 for the years ended December 31, 2018 and 2017, respectively.

Research and Development

Research and development costs related to both future and present products are expensed as incurred. During the years ended December 31, 2018 and 2017 research and development expenditure totaled $682,472 and $1,523,954, respectively.

Cash and Cash Equivalents

The Company considers all deposits with financial institutions and all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2018 and 2017.

Accounts Receivable

Accounts receivable are carried at original invoice amount less the allowance for doubtful accounts based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts based on a combination of write-off history, aging analysis, and any specific known troubled accounts. Trade receivables are written off when deemed uncollectible.

Bad debt expense was $40,144 and $7,187 for the years ended December 31, 2018 and 2017, respectively. Management considers accounts receivable at December 31, 2018 and 2017 to be fully collectable and no allowance for doubtful accounts has been recorded.

28

Inventories

Inventories primarily consist of finished goods and are stated at actual cost which is same as the lower of cost (first-in-first-out) or market. The Company maintains an allowance for potentially excess and obsolete inventories and inventories that are carried at costs that are higher than their estimated net realizable values.

Investments

Ngen provided an investment to a privately held company, Emotek in April 11, 2017 and received 2,500,000 shares which represented 50% equity of Emotek on a fully none dilutive basis. Emotek is a joint venture between Ngen and Egismos Technologies. Egismos Technologies’ mission is primarily to develop tumor detection scanner which will be handheld and used for home use. The Company applies the equity method for investments in affiliate, which a privately-held company where quoted market prices are not available, in which it has the ability to exercise significant influence over operating and financial policies of the affiliate. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee. Under the equity method, the Company initially records the investment at cost and then adjusts the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliate.

Property and Equipment

Property and equipment consist of leasehold improvements, furniture and fixtures, machinery and equipment are stated at cost. Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, generally 5-7 years. Leasehold improvements are depreciated over the shorter of the useful life of the improvement or the lease term, including renewal periods that are reasonably assured.

Impairment of Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long- lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount.

As of December 31, 2018 and 2017, the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date. The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs.

The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instrument’s valuation.

29

As of December 31, 2018 and 2017, the Company believes that the carrying value of cash, account receivables, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments. The consolidated financial statements do not include any financial instruments at fair value on a recurring or non-recurring basis.

The Company also has financial instruments classified within the fair value hierarchy, which consists of the following:

●	Investments in privately-held companies, where quoted market prices are not available, accounted for as available-for-sale securities, classified as Level 3 within the fair value hierarchy, and are recorded as an asset on the consolidated balance sheet.

Income Taxes

The Company has elected to be taxed as an S-corporation. Accordingly, except for a minimal state tax, the Company is not taxed at the corporate level; rather, the tax on corporate income is paid and the benefits of losses are recognized at the stockholder level. Therefore, no provision or credit for federal income taxes has been included in the financial statements.

Certain transactions of the Company are subject to accounting methods for income tax purposes which differ from the accounting methods used in preparing the financial statements. Accordingly, the net income of the Company reported for federal income tax purposes may differ from the net income reported in these financial statements. The major differences relate to accounting for depreciation on property and equipment, stock compensation, and research credits.

The Company has adopted ASC 740-10-25, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25 for the year ended December 31, 2017.

The Company is no longer subject to federal and state income tax examination by tax authorities for years ended before 2018 and 2017, respectively.

Segment Reporting

FASB ASC 280, Segment Reporting, requires public companies to report financial and descriptive information about their reportable operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available and that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer has been identified as the chief decision maker.

The Company generates revenues from one geographic area, consisting of Korea. The following enterprise-wide disclosure is prepared on a basis consistent with the preparation of the consolidated financial statements:

	As of December 31,
	2018	2017

Korea
Current Assets	$6,519,231.00	$3,534,182.00
Non-current assets	$5,044,355.00	$5,264,373.00
Current liabilities	$11,324,088.00	$10,617,500.00
Non-current liabilities	$-	$-

	Years Ended December 31,
	2018	2017
Korea
Net Sales	20,072,236	5,080,391

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectable accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

The Company’s revenues prior to 2019 were derived from the sale of Glasses Free 3D Mobile Display technology and outside R&D consulting. Starting first quarter of the 2019 fiscal year, revenues were also generated by sales of our automotive silencer/mufflers systems.

Recently Issued Accounting Pronouncements

Pronouncements Not Yet Effective

Fair Value Measurements

In August 2018, the FASB amended “Fair Value Measurements” to modify the disclosure requirements related to fair value. The amendment removes requirements to disclose (1) the amount of and reasons for transfers between levels 1 and 2 of the fair value hierarchy, (2) our policy related to the timing of transfers between levels, and (3) the valuation processes used in level 3 measurements. It clarifies that, for investments measured at net asset value, disclosure of liquidation timing is only required if the investee has communicated the timing either to us or publicly. It also clarifies that the narrative disclosure of the effect of changes in level 3 inputs should be based on changes that could occur at the reporting date. The amendment adds a requirement to disclose the range and weighted average of significant unobservable inputs used in level 3 measurements. The guidance is effective for the Company with the Company’s quarterly filing for the period ended March 31, 2020 and the Company will make the required disclosure changes in that filing. Adoption will not have an impact on the Company’s consolidated results of operations, consolidated financial position, and cash flows.

Income Statement – Reporting Comprehensive Income

In February 2018, the FASB issued Accounting Standards Update No. 2018-02, Income Statement- Reporting Comprehensive Income (Topic 220) (ASU 2018-02), which amends existing standards for income statement-reporting comprehensive income to allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from Tax Cuts and Jobs Act and improve the usefulness of information reported to financial statements users. ASU 2018-02 will be effective for beginning after December 15, 2018, and early adoption is permitted. The Company adopted ASU 2018-02 effective January 1, 2019; such adoption had no material impact on the Company’s consolidated financial statements.

30

Financial Instruments

In June 2016, the FASB amended “Financial Instruments” to provide financial statement users with more decision-useful information about the expected credit losses on debt instruments and other commitments to extend credit held by a reporting entity at each reporting date. During November 2018 and April 2019, the FASB made amendments to the new standard that clarified guidance on several matters, including accrued interest, recoveries, and various codification improvements. The new standard, as amended, replaces the incurred loss impairment methodology in the current standard with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to support credit loss estimates. The new guidance is effective for us on January 1, 2020, and in the first half of 2019, we established an implementation team and began analyzing the impact on our current policies and procedures to identify potential differences that would result from applying the requirements of the new standard. The implementation team reports findings and progress of the project to management on a frequent basis. Through this process, we have identified appropriate changes to our processes, systems, and controls to support recognition and disclosure under the new standard. The Company is still evaluating the impact of the new standard on the Company’s consolidated results of operations, consolidated financial position, and cash flows.

Leases (ASU 2019-01)

In March 2019, the FASB issued ASU 2019-01, Leases (Topic 842) Codification Improvements, which removed the requirement for an entity to disclose in the interim periods after adoption, the effect of the change on income from continuing operations, net income, any other affected financial statement line item, and any affected per share amount. For lessors, the new leasing standard requires leases to be classified as a sales-type, direct financing or operating leases. These criteria focus on the transfer of control of the underlying lease asset. This standard and related update was effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company is still evaluating the impact of the new standard on the Company’s consolidated results of operations, consolidated financial position, and cash flows.

Leases (ASU 2016-02)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires the recognition of lease assets and lease liabilities on the balance sheet by lessees for those leases currently classified as operating leases under ASC 840 “Leases.” These amendments also require qualitative disclosures along with specific quantitative disclosures. These amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. The Company can elect to record a cumulative-effect adjustment as of the beginning of the year of adoption or apply a modified retrospective transition approach. The Company expects that substantially all of its operating lease commitments will be subject to the new guidance and will be recognized as operating lease liabilities and right-of-use assets upon adoption. The Company is still evaluating the impact of the new standard on the Company’s consolidated results of operations, consolidated financial position, and cash flows.

Other recently issued accounting updates are not expected to have a material impact on the Company’s Interim Financial Statements.

31

Off-Balance Sheet Arrangements

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and position of our current executive officers and directors.

Name	Age	Position
Edward Carter (1)	62	Chief Executive Officer, Secretary, Director
YH Seo (2)	63	Interim Chief Financial Officer
David Lithwick (3)	51	Chief Technology Officer
Dr. Jason Koo (4)	57	Chief Research Officer
Dr. Steven Folkerth (5)	70	Chief Medical Officer, Director
Jay Silverman (6)	66	Director

(1) On August 31, 2019, Mr. Carter was appointed as Chief Executive Officer, Secretary, and as a director of the Company.

(2) On September 16, 2019, Mr. Seo was appointed as interim Chief Financial Officer of the Company.

(3) On September 16, 2019, Mr. Lithwick was appointed as Chief Technology Officer of the Company.

(4) On September 16, 2019, Dr. Koo was appointed as Chief Research Officer of the Company.

(5) On September 16, 2019, Dr. Folkerth was appointed as Chief Medical Officer and elected as a Director of the Company.

(6) On October 1, 2014, Jay Silverman was elected as a Director of the Company.

Edward Carter is the Chief Executive Officer, Secretary, and a director of the Company. Mr. Carter was CEO and President on Mid Shores Capital from February 2011 until joining Ngen in January 2015. Mr. Carter was a founding partner of Ngen, and currently serves as a member of its Board of Directors and Secretary. Mr. Carter’s experience for over 30 years has been focused in the public markets which includes all aspects of public company related issues with regards to SEC filings, mergers, acquisitions and corporate communications. Over the past 10 years, he served as Director of Investor Relations for several small public companies.

YH Seo is our interim Chief Financial Officer. From 2011 to 2017, Mr. Seo worked as a financial auditor under the guidelines of PCAOB rules for Deloitte LLP. Mr. Seo has worked as a certified CPA since he graduated in 1999 from Donga University with a degree in business specializing in finance and economics.

David S. Lithwick has served as our Chief Technology Officer since 2009. Mr. Lithwich has extensive engineering and software application spanning 20 years. Prior to joining our company in 2014, he held various senior positions with well-known technology companies in Canada and in USA including Hanoun Medical, BTE Technologies, ICC Health care technology group, among others. Mr. Lithwick holds a Bachelor of Science degree from York University in Computer Science with Specialized Honors.

Dr. Jason Koo has served as our Head of Research of Korean operation since 2013. Dr. Koo holds PhD in electronic engineering from Korea Aerospace University and is a recipient of several distinction and awards for various patents and white papers. Dr. Koo resides full time in Korea and works out of our Seoul Korea office.

Dr. Steven Folkerth comes on board as our Chief Medical Officer representing our Bio-medical division and a member of our Board of Directors. Dr. Folkerth received his Medical Doctorate from the University of Cincinnati in 1975. Dr. Folkerth completed his internship and residency at the Kettering Medical Center, Kettering OH. He is trained in internal medicine and Certified as a Clinical Trial investigator (CCTI). Dr. Folkerth has been practicing since 1978 specializing in the care of critically ill, injured postoperative patients and Clinical Research in over 30 areas of medical illness. Folkerth’s professional Associations include the American Society of Internal Medicine and the American College of Physicians. Dr. Folkerth’s Clinical Research Affiliations include the Clinical Research Center of Nevada from 2000 to 2015 and Providence Health partners-Center for Clinical Research from 2015 to 2018. Dr. Folkerth is Board Certified in internal medicine and ACRP-Certified Clinical Trial Investigator (CCTI).

Jay Silverman, our Director, has more than 35 years of experience in the professional services industry. The positions that he has held included Mid-Continent Operations Manager of a worldwide seismic service company, Vice President of Operations for a privately held environmental drilling service company, then Vice President of Field Operations for a NYSE listed oil service firm where he founded a new wholly owned subsidiary, the first onshore 3D seismic data acquisition company in the world, which he eventually took public in a successful IPO as its President, CEO, and Director. Mr. Silverman also co-founded iSafe Imaging in 2002, a paper to digital knowledge preservation and information management company for which he was CEO until it was sold in 2010.

32

Committees of the Board of Directors

We are currently quoted on the OTC Pink tier of The OTC Markets Group (the “OTC”) under the symbol “LIBE”. The OTC does not have any requirements for establishing any committees. For this reason, we have not established any committees. All functions of an audit committee, nominating committee and compensation committee are and have been performed by our Board.

Our Board believes that, considering our size, decisions relating to director nominations can be made on a case-by-case basis by all members of the Board without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right to do so in the future.

Director Independence

Our Board has determined that we do not have a board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The OTC does not maintain any standards regarding the “independence” of the directors for our Board, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

Director Nominations

Our Board believes that, considering our size, decisions relating to director nominations can be made on a case-by-case basis by all members of the Board without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right to do so in the future.

The Board does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis; however, the Board will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board.

Board Oversight

Our management is responsible for managing risk and bringing the most material risks facing the Company to the Board’s attention. Because we do not yet have separately designated committees, the entire Board has oversight responsibility for the processes established to report and monitor material risks applicable to the Company relating to (1) the integrity of the Company’s financial statements and the review and approval of the performance of the Company’s internal audit function and independent accountants, (2) succession planning and risks related to the attraction and retention of talent and to the design of compensation programs and arrangements, and (3) monitoring the design and administration of the Company’s compensation programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk taking by Company employees.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members, as well as a particular nominee’s contributions to that mix. Although there are many other factors, the Board seeks individuals with industry knowledge and experience, senior executive business experience, and legal and accounting skills.

Code of Ethics

The Company does not currently have a code of ethics adopted.

33

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the cash and non-cash compensation for the 2017 and 2018 fiscal years awarded to or earned by: (i) each individual who served as the principal executive officer of the Company during the 2018 fiscal year; and (ii) the two most highly compensated executive officers of the Company who were serving as executive officers at the end of the 2018 fiscal year and who received more than $100,000 in the form of salary and bonus during such fiscal year. These individuals are referred to as our “named executives.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compen- sation ($)	Total ($)
Brian Conway	2018	147,900	—	—	—	—	—	—	147,900
Executive Officer	2017	111,500	—	—	—	—	—	—	111,500

Employment Agreements

The Company does not have any employment agreements with any parties, including its officers.

Compensation Agreements

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors for their services as directors.

34

Director Compensation

Members of our Board do not normally receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings. All corporate actions are conducted by unanimous written consent of the Board.

Stock Option Plan

The Company has no outstanding stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Edward Carter and Clifford Rhee are party to the Exchange Agreement described in Item 2.01 of this Report, and received shares of Series X Stock of the Company, in the following amounts:

(i)	123,750 shares to Mr. Rhee
(ii)	123,750 shares to Mr. Carter

Both Mr. Rhee and Mr. Carter may be considered as promoters as that term is defined by Rule 405 of Regulation C. Neither Mr. Rhee nor Mr. Carter have any agreements with the Company to receive directly or indirectly, anything of value in the future.

Except the above transactions or as otherwise set forth in this Report or in any reports filed by the Company with the SEC, the Company was not a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed. The Company is currently not a subsidiary of any company.

35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of voting securities as of the date of this Report, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address	Number of Common Shares Held	Percentage of Common Stock (1)	Number of Preferred Shares Held		Percentage of Preferred Shares (2)
Officers and Directors

Edward Carter, 5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	0	0%	873,750	(3)	87.4%

Dr. Steven Folkerth, 5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	0	0%	0		0%

YH Seo, 5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	0	0%	0		0%

David Lithwick,5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	0	0%	0		0%

Dr. Jason Koo, 5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	0	0%	0		0%

Jay Silverman, 5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	714	0%	0		0%

5% Holders
Clifford Rhee, 5035 Hurontario St. #30029, Mississaugo, Ont L4Z 0B6	0	0%	873,750	(4)	87.40%

All directors and officers as a group (3)	714	0%	873,750		87.4%

(1)	Based on 3,480,746,840 shares of the Company’s Common Stock issued and outstanding as of the date of this Report.
(2)	The Company has 10,000,000 shares of preferred stock authorized. However, the Series X Preferred Stock is the only preferred stock of the Company currently issued and outstanding. As such, the values in this column only represent shares of Series X Preferred Stock, of which 1,000,000 are authorized. All 1,000,000 shares of Series X Preferred Stock are convertible into a number of shares of Common Stock constituting 97% of the issued and outstanding shares of Common Stock following such conversion.
(3)	Represents (i) 123,750 shares held by Mr. Carter; (ii) 750,000 shares held by Broken Circuit, a company of which Mr. Rhee is a 49.5% owner, and has shared control over with Mr. Rhee.
(4)	Represents (i) 123,750 shares held by Mr. Rhee; (ii) 750,000 shares held by Broken Circuit, a company of which Mr. Rhee is a 49.5% owner, and has shared control over with Mr. Carter.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

36

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 6,000,000 shares of Common Stock, of which approximately 3,480,746,840 shares are outstanding as of the date of this Report, 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares have been designated as Series X Preferred Stock and of which 1,000,000 are issued and outstanding as of the date of this Report. Unless otherwise indicated, the address for each executive officer, director and stockholder listed is: c/o Liberated Solutions, Inc. 5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX 64055.

Common Stock

Each holder of our Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company. The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Preferred Stock

The rights of the shares of the Preferred Stock are identical to the rights of the Common Stock.

Series X Preferred Stock

On August 15, 2019 the Corporation amended its Articles of Incorporation as filed with the Secretary of State of the State of Nevada to designate the Series X Preferred Stock as a series of preferred stock of the Corporation. 1,000,000 shares of Series X Preferred Stock are authorized.

Holders of shares of Series X Preferred Stock (each, a “Series X Holder”) are entitled to receive dividends and distributions as and when paid on the shares of common stock, par value $0.001 per share (the “Common Stock”), of the Corporation, on an as-converted basis, assuming that such shares of Series X Preferred Stock had been converted into shares of Common Stock as described below immediately prior to the payment of such dividend or distribution. Series X Holders are also entitled to vote on an as converted basis with the shares of Common Stock, and voting with the Common Stock as one class, assuming that such shares of Series X Preferred Stock had been converted into shares of Common Stock immediately prior to the record date for such vote. The Series X Preferred Stock does not have any preferences in the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation (each, a “Liquidation Event”), but will participate with the Common Stock on any distributions made to the Common Stock in connection with any Liquidation Event on an as converted basis, assuming that such shares of Series X Preferred Stock had been converted into shares of Common Stock immediately prior to the payment of such dividend or distribution.

Shares of Series X Preferred Stock are convertible into shares of Common Stock at the election of the Series X Holder at any time. All 1,000,000 shares of Series X Preferred Stock are convertible into a number of shares of Common Stock constituting 97% of the issued and outstanding shares of Common Stock following such conversion.

Shares of Series X Preferred Stock converted into Common Stock may not be reissued by the Corporation and no fractional shares or scrip representing fractional shares of Common Stock will be issued upon the conversion of the Series X Preferred Stock. As to any fraction of a share of Common Stock as to which a Series X Holder would otherwise be entitled upon such conversion, the Corporation may either round such fractional share of Common Stock up to the next whole share of Common Stock, or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

The Company may not amend or repeal the Series X Preferred Stock Certificate of Designations without the prior written consent of Series X Holders holding a majority of the Series X Preferred Stock then issued and outstanding, in which vote each share of Series X Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series X Holders. Additionally, without first obtaining the affirmative vote or written consent of the majority of the shares of Series X Preferred Stock, the Corporation may not amend or repeal any provision of, or add any provision to, the Corporation’s Articles of Incorporation or bylaws if such action would adversely alter or change the preferences, rights, privileges, or powers of, or restrictions provided for the benefit of, the Series X Preferred Stock and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

37

The issuance of shares on conversion of the Series X Preferred Stock shall be made without charge to any Series X Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Series X Conversion Shares, which shall be paid by the Corporation.

Warrants

The Company currently has no outstanding warrants.

Options

The Company currently has no outstanding options.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s Common Stock is quoted on and trades on the Pink Sheets of the OTC Marketplace under the symbol “LIBE”.

For the periods indicated, the following table sets forth the high and low bid prices per share of our Common Stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	HIGH	LOW

FISCAL YEAR ENDED SEPTEMBER 30, 2017

First Quarter	$0.177	$0.044
Second Quarter	$0.1800	$0.0358
Third Quarter	$0.0389	$0.0159
Fourth Quarter	$0.0647	$0.0247

	HIGH	LOW

FISCAL YEAR ENDED SEPTEMBER 30, 2018

First Quarter	$0.00655	$0.0214
Second Quarter	$0.0086	$0.0386
Third Quarter	$0.0023	$0.0126
Fourth Quarter	$0.0004	$0.0044

Holders

As of June 30, 2019 there were approximately 70 record holders of shares of the Company’s Common Stock.

38

We have not declared or paid any cash dividends on our Common Stock and we do not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition and such other factors as our Board of Directors may consider.

Dividends

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future on its Common Stock or Preferred Stock. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Transfer Agent and Registrar

The Company’s Transfer Agent is Olde Monmouth Stock Transfer Co., Inc., located at 200 Memorial Pkwy, Atlantic Highlands, NJ 07716.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 2.01 and Item 3.02 of this Report concerning the issuance of the Company’s Series X Preferred Stock to Mr. Carter, Mr. Rhee, and others pursuant to the Exchange Agreement, which is incorporated herein by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

39

Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. . Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our stockholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 3.02 Unregistered Sales of Equity Securities.

On September 16, 2019 the Company consummated the Exchange Agreement, whereby Company acquired from the Shareholders and the Shareholders sold and transferred to the Company, all of the common stock, no par value per share, of Ngen in exchange for the issuance to the Shareholders of 250,000 shares of Series X Stock of the Company, apportioned (i) 123,750 shares to Mr. Rhee; (ii) 123,750 shares to Mr. Carter and (iii) 2,500 shares to Mr. Zimeri.

The Company believes that the issuance of the foregoing shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. An appropriate restrictive legend is affixed to the stock certificates issued in such transactions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 16, 2019, Clifford Rhee resigned from his officer and director positions with the Company. Mr. Rhee had served as the Company’s Interim Chief Financial Officer, and as a director of the Company. The resignation was not the result of a disagreement with the Company known to an executive officer of Company on any matter relating to the Company’s operations, policies or practices.

On September 16, 2019, Dr. Steven Folkerth was appointed as a director and Chief Medical Officer of the Company, effective immediately.

On September 16, 2019, (i) YH Seo was appointed as Interim Chief Financial Officer of the Company; (ii) David Lithwick was appointed as Chief Technology Officer of the Company; and (iii) Dr. Jason Koo was appointed as Chief Research Officer of the Company, each effective immediately.

As of the date of this Report, the Company has not entered into an employment agreement or compensation arrangement with any of Dr. Folkerth, Mr. Seo, Mr. Lithwick, or Dr. Jason Koo for their services as officers and/or directors of the Company. No officer or director currently receives compensation for services as an officer or director of the Company. There is currently no plan or arrangement (written or unwritten) in place concerning employment with, or compensation by, the Company to any of the officers or directors of the Company.

40

For certain biographical, related party and other information regarding our newly appointed executive officers and director, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated this Item 5.02 by reference.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2019, the Company’s Board of Directors approved a change of the Company’s fiscal year. The Company’s new fiscal year will end on December 31.

As the result of the Exchange Agreement and the change in business and operations of the Company, Ngen is now considered the reporting entity for accounting purposes. As such, the Company has changed its fiscal year to match that of Ngen.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Ngen for the years ended December 31, 2017 and December 31, 2018 and the unaudited financial statements of Ngen for the quarters ended June 30, 2018 and June 30, 2019 are appended to this report beginning on page F-1.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma condensed combined financial information for the fiscal year ended December 31, 2018 and the six months ended June 30, 2019 are filed as Exhibit 99.3 hereto.

41

(c) Index to Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Exchange Agreement, dated August 21, 2019 by and between Liberated Solutions, Inc., Clifford Rhee, Edward Carter, Peter Zimeri and Brian Conway (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed August 22, 2019)

2.2	Stock Redemption Agreement, dated September 16, 2019 between Liberated Solutions, Inc. and Brian Conway (incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K dated September 16, 2019).

3.1	Articles of Incorporation dated September 14, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 filed December 8, 2010)

3.2	Amended Articles of Incorporation dated February 6, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed February 7, 2013)

3.3	Certificate of Change dated February 6, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K dated February 7, 2013)

3.4	Amended Articles of Incorporation dated March 17, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated March 17, 2014)

3.5	Amended Articles of Incorporation dated January 17, 2017 (incorporated by reference to Exhibit 3.6 to the Company’s Form 8-K dated January 30, 2017)

3.6	Certificate of Designations of Preferences and Rights of Series X Convertible Preferred Stock of Liberated Solutions (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated August 20, 2019)

3.7	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1 filed December 8, 2010)

10.1	OEM Agreement dated January 25, 2018 between Samsung Industry Co., Ltd. and Ngen Technologies USA Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K dated September 16, 2019).

10.2	Lease Agreement dated March 13, 2019 between Ngen Technologies USA Corp. and Regus Management Group, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K dated September 16, 2019).

10.3	Note Purchase Agreement by and between Greenfield Farms Foods Inc. and CareBourn, LLC dated June 28, 2019.*

10.4	Convertible Promissory Note dated June 28, 2019 between Greenfield Farms Foods Inc. (as Borrower) and CareBourn, LLC (as Holder) in the initial principal amount of $1,436,128.28.*

10.5	Warrant issued June 28, 2019 by Greenfield Farms Foods Inc. to CareBourn, LLC (as Holder).*

10.6	Note Purchase Agreement by and between Greenfield Farms Foods Inc. and CareBourn Capital, L.P. dated July 8, 2019.*

10.7	Convertible Promissory Note dated July 8, 2019 between Greenfield Farms Foods Inc. (as Borrower) and CareBourn Capital, L.P. (as Holder) in the initial principal amount of $922,646.*

10.8	Warrant issued July 8, 2019 by Greenfield Farms Foods Inc. to CareBourn Capital, L.P. (as Holder).*

10.9	Warrant issued July 24, 2019 by Greenfield Farms Foods Inc. to More Capital LLC (as Holder).*

10.10	Note Purchase Agreement by and between Greenfield Farms Foods Inc. and CareBourn Capital, L.P. dated July 29, 2019.*

10.11	Convertible Promissory Note dated July 29, 2019 between Greenfield Farms Foods Inc. (as Borrower) and CareBourn Capital, L.P. (as Holder) in the initial principal amount of $1,086,287.50.*

10.12	Warrant issued July 29, 2019 by Ngen Technologies USA Corp to CareBourn Capital, L.P. (as Holder).*

10.13	Note Purchase Agreement dated August 13, 2109 by and between Ngen Technologies USA Corp and CareBourn Capital, L.P.*

10.14	Convertible Promissory Note dated August 15, 2019 between Ngen Technologies USA Corp (as Borrower) and CareBourn Capital, L.P. (as Holder) in the initial principal amount of $860,000.*

10.15	Note Purchase Agreement dated July 5, 2019 by and between More Capital LLC and Greenfield Farms Foods Inc.*

99.1	Ngen audited financial statements as of and for the fiscal years ended December 31, 2018 and 2017 (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K dated September 16, 2019).

99.2	Ngen unaudited interim financial statements as of and for the six months ended June 30, 2019 and 2018 (incorporated by reference to Exhibit 99.2 to the Company’s Form 8-K dated September 16, 2019).

99.3	Pro Forma Financial Information*

* Filed herewith.

42

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2019

Liberated Solutions, Inc.

By:	/s/ Ed Carter
Ed Carter
CEO

43